Exhibit 99.1

[Quantum Logo] News Release

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Release: May 25, 2007 1:05 p.m. PDT

Quantum appoints FORMER dell executive Joe Marengi to board of directors

SAn JOSE, Calif., May 25, 2007- Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that Joe Marengi has been appointed to Quantum's board of directors, effective May 21, 2007. A former executive at Dell Inc., Marengi most recently served as senior vice president of the company's $20 billion Commercial Business Group, which encompassed all customer-facing business units. He has 20 years of experience in the computer industry, including ten years in various executive management roles at Dell and eight years before that at Novell Inc., where he ultimately served as president and chief operating officer.

"Joe is a recognized leader in the technology industry and has a proven track record of leading highly successful customer-driven organizations," said Rick Belluzzo, chairman and CEO of Quantum. "His experience and expertise will be particularly valuable at the board level as we focus on growing Quantum's branded business and expanding our disk and software solutions portfolio to meet the evolving backup, recovery and archive needs of our global customer base."

Marengi joined Dell in 1997, serving as senior vice president of the Corporate Business Group for four years before becoming senior vice president of Dell Americas and later senior vice president of the Commercial Business Group. During his tenure at Dell, he was responsible for units serving medium-size business, large corporate, government, education and healthcare customers in the Americas with global responsibility for Dell's top 180 customers. Marengi also led Dell's services business for corporate and public customers.

At Novell, which Marengi joined in 1989 through the company's acquisition of Excelan Inc., he held several successive leadership positions with increasing levels of responsibility. This included serving as senior vice president of Channels and executive vice president of Worldwide Sales and Field Operations before assuming the role of president and COO.

Prior to Novell, Marengi held various executive, sales and information management positions in the technology and defense industries. He also served as a commissioned officer in the United States Coast Guard.

In addition to serving on Quantum's board of directors, Marengi sits on the board of Hovnanian Enterprises, a leading homebuilder in the United States.

About Quantum
Quantum Corp. (NYSE:QTM) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers' evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 700, San Jose, CA 95110, (408) 944-4000, www.quantum.com

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"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, the statement that Mr. Marengi's experience and expertise will be particularly valuable at the Board level as we focus on growing Quantum's branded business and expanding our disk and software solutions portfolio to meet the evolving backup, recovery and archive needs of our global customer base, is a forward-looking statement within the meaning of the Safe Harbor. This statement is based on management's current expectations and is subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Detailed information about factors that could cause actual results to differ materially from those described herein are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors," on pages 39 to 50 in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2007 and pages 14 to 25 in Quantum's Annual Report on Form 10-K for fiscal year 2006, filed with the Securities and Exchange Commission on June 12, 2006. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.